UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 7, 2016

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements for Chief Executive Officer

On December 7, 2016, Stillwater Mining Company (the “Company”) and Michael J. McMullen, the Company’s Chief Executive Officer, entered into a Side Letter to the Executive Employment Agreement, providing for payment of relocation benefits to Mr. McMullen in connection with a relocation of his family from the location of the Company’s current headquarters in Denver, Colorado to Perth, Australia. The Company and Mr. McMullen previously had entered into a side letter providing for similar relocation benefits from Billings, Montana (the previous location of the Company’s headquarters) to Perth, Australia. With the exception of the location change from Billings to Denver, the benefit under the new Side Letter is identical to the benefit provided under the prior Side Letter.

The foregoing summary of the Side Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Side Letter, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Side Letter to the Executive Employment Agreement between Stillwater Mining Company and Mr. Michael J. McMullen, executed December 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2016	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Side Letter to the Executive Employment Agreement between Stillwater Mining Company and Mr. Michael J. McMullen, executed December 7, 2016.